Exhibit 10.17

FORM OF RESTRICTED SHARE AWARD AGREEMENT

ZUOAN FASHION LIMITED
2010 EQUITY INCENTIVE PLAN

RESTRICTED SHARE AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of the [    ] day of [    ], 2010 (hereinafter called the “Date of Grant”), between Zuoan Fashion Limited, a corporation incorporated in the Cayman Islands (hereinafter called the “Company”), and [Grantee]/[[    ](the “Trustee”, which expression shall, wherever the context so admits, includes all persons for the time being the trustee or trustees of the Trust Deed executed by the Company and [    ] on [    ] (the “Trust Deed”)) for the benefit of the individuals set forth on the schedule attached hereto as Exhibit A (each such individual, a “Participant” and, collectively, the “Participants”)]:

R E C I T A L S:

WHEREAS, the Company has adopted the Zuoan Fashion Limited 2010 Equity Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement.  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the restricted share award provided for herein (the “Restricted Share Award”) to the [Grantee]/[Trustee for the benefit of the Participants pursuant to the Plan, the Trust Deed and] the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.             Grant of the Restricted Shares.  Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the [Grantee]/[Trustee] a Restricted Share Award consisting of [    ] Shares (hereinafter called the “Restricted Shares”). Subject to Section 7 hereof, the Restricted Shares shall vest and become nonforfeitable in accordance with Section 2 hereof.

2.             Vesting

(a)           Subject to a [Grantee]/[Participant]’s continued Employment with the Company, the Restricted Shares set aside on Exhibit B for the benefit of that [Grantee]/[Participant] shall vest and become nonforfeitable with respect to [    ] percent ([    %]) of those Restricted Shares [on each of the first, second, third, fourth and fifth] anniversaries of the Date of Grant.  Notwithstanding the foregoing, in the event the above vesting schedule results in the vesting of any fractional Shares, such fractional Shares shall not be deemed vested hereunder but shall vest and become nonforfeitable when such fractional Shares aggregate whole Shares.

(b)           If a [Grantee]/[Participant]’s Employment with the Company is terminated as a result of the [Grantee]/[Participant]’s death or Disability that is due to work-related reasons, as described by the Committee in its sole discretion, the Restricted Shares set aside on Exhibit B for the benefit of that [Grantee]/[Participant]’s shall, to the extent not then vested and not previously forfeited, immediately become fully vested.

(c)           If a Participant’s Employment with the Company terminates for any reason other than the reason provided in Section 2(b) of this Agreement, the Restricted Shares set aside on Exhibit B for the benefit of that [Grantee]/[Participant]’s shall, to the extent not then vested, be forfeited by that [Grantee]/[Participant]’s without consideration.

(d)           Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change in Control the Restricted Shares shall, to the extent not then vested and not previously forfeited, immediately become fully vested as contemplated by Section 9(b) of the Plan.

3.             Certificates. Certificates evidencing the Restricted Shares shall be issued by the Company and shall be registered in the name of the [Grantee]/[Trustee] on the register of members of the Company and shall be delivered to the [Grantee]/[Trustee] promptly after the date hereof.

4.             Rights as a Shareholder.  The [Grantee]/[Trustee] shall be the registered holder of the Restricted Shares until or unless such Restricted Shares are vested or forfeited pursuant to Section 2 hereof, or repurchased by the Company pursuant to Section 7 hereof, and as registered holder shall, other than as provided in this Section 4, be entitled to all rights of a common shareholder of the Company, including, without limitation, voting rights with respect to the Restricted Shares.  Without limiting the generality of the foregoing, (i) no cash or in-kind dividends or other distributions shall be paid with respect to the Restricted Shares which have not previously vested, and (ii) the Restricted Shares shall be subject to the limitations on transfer and encumbrance set forth in Section 7 hereof.

5.             Legend on Certificates.  The certificates representing the Restricted Shares delivered to the [Grantee]/[Trustee] as contemplated by Section 3 above shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable U.S. federal or state laws, or any other applicable laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

6.             No Right to Continued Employment.  The granting of the Restricted Shares evidenced by this Agreement shall impose no obligation on the Company or any Affiliate to continue the Employment of any of the [Grantees]/[Participants] and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the Employment of any or all of the [Grantees]/[Participants].

7.             Transferability. Unless otherwise permitted by the Committee [(acting through the Managing Committee (as defined in the Trust Deed))], the Restricted Shares may not, at any time prior to becoming vested pursuant to Section 2, be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the [Grantee]/[Trustee], [a Participant] or any other Person and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

8.             Right of First Refusal.

(a)           Before any Restricted Shares held by the [Grantee]/[Trustee] may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase such Restricted Shares on the terms and conditions set forth in this Section 8.

(b)           Notice of Proposed Transfer.  The [Grantee]/[Trustee] shall (a) deliver to the Company a written notice (the “Notice”) stating: (i) the [Grantee]/[Trustee]’s bona fide intention to sell or otherwise transfer such Restricted Shares; (ii) the bona fide cash price for which the [Grantee]/[Trustee] proposes to transfer the Restricted Shares (the “Offered Price”); and (iii) the material terms and conditions of the proposed transfer (the “Offer Terms”) and (b) offer the Restricted Shares at the Offered Price and on the Offer Terms to the Company or its assignee(s).

(c)           Exercise of Right of First Refusal.  At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the [Grantee]/[Trustee], elect to purchase all, but not less than all, of the Restricted Shares proposed to be transferred, at the Offered Price and on the Offer Terms.

(d)           Payment of Purchase Price.  Payment of the purchase price for the Restricted Shares shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the [Grantee]/[Trustee] to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof, in any case in accordance with the Offer Terms, within thirty (30) days after delivery of the written notice by the Company as set forth in Section 8(c).

(e)           The [Grantee]/[Trustee]’s Right to Transfer.  If any or all of the Restricted Shares proposed in the Notice to be transferred are not purchased by the Company and/or its assignee(s) as provided in this Section 8, then the [Grantee]/[Trustee] may sell or otherwise transfer such Restricted Shares to the originally proposed transferee or to a third party at the Offered Price or at a higher price and on the Offer Terms, provided that such sale or other transfer is consummated within sixty (60) days after the date of the Notice. If the Restricted Shares described in the Notice are not transferred within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the right of first refusal before any Restricted Shares held by the [Grantee]/[Trustee] may be sold or otherwise transferred.

9.             Withholding. Subject to any limitations set forth in the Trust Deed, the [Grantee]/[Trustee] may be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold, any applicable withholding taxes in respect of the Restricted Shares, their grant or vesting or any payment or transfer with respect to the Restricted Shares and to take such action as may be necessary in the opinion of the Committee to satisfy all obligations for the payment of such withholding taxes.

10.           Securities Laws. Upon the vesting of any Restricted Shares, the [Grantee]/[Trustee] will make or enter into such written representations, warranties and agreements as the Committee (acting through the Committee) may reasonably request in order to comply with applicable securities laws or with this Agreement.

11.           Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the [Grantee]/[Trustee] at the address appearing in the introductory paragraph of this Agreement or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

12.           Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of Cayman Islands.

13.           Restricted Share Award Subject to Plan.  By entering into this Agreement the [Grantee]/[Trustee] (or authorized fiduciary thereof) agrees and acknowledges that it has received and read a copy of the Plan.  The Restricted Share Award and the Restricted Shares granted hereunder are subject to the Plan and to the Trust Deed.  The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14.           Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Zuoan Fashion Limited

By:
Its:

[Grantee]/[Trustee]

By:
Its:

Exhibit A

TRUST DEED

Exhibit B

[SCHEDULE OF RESTRICTED SHARES GRANTED TO EACH OF THE PARTICIPANTS]

Name	Identification Number	Position Held in the Company or Its Subsidiaries	Number of Restricted Shares Awarded